UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014

Kellogg Company

(Exact name of Registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square

Battle Creek, Michigan 49016-3599

(Address of Principal executive offices, including Zip Code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

a) On April 25, 2014, Kellogg Company held its Annual Meeting of Shareowners.

b) John Bryant, Stephanie Burns, La June Montgomery Tabron, and Rogelio Rebolledo were re-elected for a three-year term.

Six matters were voted on at the 2014 Annual Meeting: the re-election of the four directors described in (b) above; an advisory resolution to approve executive compensation; a management proposal to declassify the board; the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2014; a Shareowner proposal requesting a human rights report; and a Shareowner proposal to adopt Simple majority vote. The final results of voting on each of the matters submitted to a vote of Shareowners are as follows.

1. Election of Directors	For	Withheld	Broker Non-Votes

John Bryant	280,739,628	2,841,907	32,343,904

Stephanie Burns	280,117,856	3,463,782	32,343,904

La June Montgomery Tabron	281,034,581	2,547,057	32,343,904

Rogelio Rebolledo	280,836,025	2,745,613	32,343,904

	For	Against	Abstentions	Broker Non-Votes
2. Advisory resolution to approve executive compensation	270,971,244	10,494,898	2,115,496	32,343,904

	For	Against	Abstentions	Broker Non-Votes
3. Management proposal to declassify the board	176,301,019	106,288,107	992,512	32,343,904

	For	Against	Abstentions
4. Ratification of independent registered public accounting firm	312,070,713	3,288,897	565,932

	For	Against	Abstentions	Broker Non-Votes
5. Shareowner proposal requesting a human rights report	47,499,954	202,481,537	33,600,147	32,343,904

	For	Against	Abstentions	Broker Non-Votes
6. Shareowner proposal to adopt Simple majority vote	119,863,729	162,627,358	1,090,551	32,343,904

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: April 30, 2014		/s/ Gary H. Pilnick
	Name:	Gary H. Pilnick
	Title:	Senior Vice President, General Counsel, Corporate Development and Secretary

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